                                                                      EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        ($000'S, EXCEPT PER SHARE DATA)

                                                          1995            1994            1993
                                                      ------------    ------------    ------------
PRIMARY:
Weighted average common shares outstanding during
  each year.........................................    93,697,513      94,850,595      98,497,435
Incremental shares relating to:
  Conversion of preferred stock.....................     3,832,957       3,095,181       1,962,900
  Dilutive stock options outstanding at end of each
     year and exercised during each year(1).........     1,226,577       1,474,294       2,212,026
                                                       -----------     -----------     -----------
Average number of common and common equivalent
  shares for primary net income per share...........    98,757,047      99,420,070     102,672,361
                                                       ===========     ===========     ===========
FULLY DILUTED:
Weighted average common shares outstanding during
  each year.........................................    93,697,513      94,850,595      98,497,435
Incremental shares relating to:
  Conversion of preferred stock.....................     3,832,957       3,095,181       1,962,900
  Dilutive stock options outstanding at end of each
     year and exercised during each year(2).........     1,580,124       1,523,584       2,594,292
  Conversion of convertible notes...................     3,844,229       4,582,005       5,819,973
                                                       -----------     -----------     -----------
Average number of common and common equivalent
  shares for fully diluted net income per share.....   102,954,823     104,051,365     108,874,600
                                                       ===========     ===========     ===========

                         MARSHALL & ILSLEY CORPORATION

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        ($000'S, EXCEPT PER SHARE DATA)

                                                               1995         1994         1993
                                                             --------     --------     --------
PRIMARY:
Income before extraordinary items and cumulative effect of
  changes in accounting principles.........................  $193,299     $ 94,398     $171,394
Extraordinary items, net of income taxes...................        --       11,542           --
                                                             --------     --------     --------
Net income applicable to common shares.....................  $193,299     $105,940     $171,394
                                                             ========     ========     ========
FULLY DILUTED:
Income before extraordinary items and cumulative effect of
  changes in accounting principles.........................  $193,299     $ 94,398     $171,394
  Add: interest expense, less income tax effect on
     convertible notes.....................................     1,859        2,047        2,938
                                                             --------     --------     --------
                                                              195,158       96,445      174,332
Extraordinary items, net of income taxes...................        --       11,542           --
                                                             --------     --------     --------
Net income applicable to common shares.....................  $195,158     $107,987     $174,332
                                                             ========     ========     ========
PER COMMON SHARE AMOUNTS:
Primary:
  Income before extraordinary items and cumulative effect
     of changes in accounting principles...................  $   1.96     $   0.95     $   1.67
  Extraordinary items......................................        --          .12           --
                                                             --------     --------     --------
Net income.................................................  $   1.96     $   1.07     $   1.67
                                                             ========     ========     ========
Fully diluted:
  Income before extraordinary items and cumulative effect
     of changes in accounting principles...................  $   1.90     $   0.93     $   1.60
  Extraordinary items......................................        --          .11           --
                                                             --------     --------     --------
Net income.................................................  $   1.90     $   1.04     $   1.60
                                                             ========     ========     ========

---------------
(1) Based on treasury stock method using average market price.

(2) Based on treasury stock method using year-end market price, if higher than average market price for options outstanding at end of each year and market price at date of exercise for options exercised during each year.